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                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC 20549

                                  FORM 8-K

                               CURRENT REPORT



         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported): December 13, 1996

                  TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
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              (Exact Name of  Registrant as Specified in Charter)


       Delaware                       0-20303            13-2846796
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(State or Other Jurisdiction      (Commission          (I.R.S. Employer
     of Incorporation)             File Number)        Identification No.)


  P.O. Box 382, Fields Lane, Brewster, New York               10509
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  (Address of Principal Executive Offices)                   Zip Code


       Registrant's telephone number, including area code:  (914) 277-8100
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       Former name or former address, if changed since last report


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Item 5.    Other Events.
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          Pending Acquisition of Beck Evaluation & Testing Associates, Inc..
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On December 13, 1996, Touchstone Applied Science Associates, Inc. (the
"Company") entered into a letter of intent to purchase all of the outstanding capital stock of Beck Evaluation & Testing Associates, Inc. from the holders of such shares for a purchase price equal to approximately $400,000, payable
(i) $130,000 in cash, (ii) $150,000 by a promissory note of the Company, which will bear interest at the prime rate and will be payable in eight quarterly installments commencing three months from the closing date, and (iii) with 150,000 shares of the Company's Common Stock, par value $.0001 per share, which shall be delivered on the closing date. The acquisition is currently scheduled for closing on or before January 10, 1997, and is subject to the execution of definitive documentation and the satisfaction of conditions precedent.

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                           SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                          TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.




                          By: /s/ ANDREW L. SIMON
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                             Andrew L. Simon
                             President


  Date: December 20, 1996